UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2011


                             CHANCELLOR GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-30219                   87-0438647
(State or other jurisdiction         (Commission               (I.R.S. Employer
    of Incorporation)                File Number)            Identification No.)

                              216 South Price Road
                               Pampa, Texas 79065
               (Address of principal executive offices) (Zip Code)

                                 (806) 688-9697
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 13, 2011, Gryphon Production Company, LLC ("Gryphon"), a wholly owned subsidiary of Chancellor Group, Inc. (the "Company"), completed the previously announced sale of substantially all of the assets of Gryphon to LCB Resources, an Oklahoma limited liability company ("LCB").

Pursuant to the terms of the Purchase and Sale Agreement dated October 18, 2011, LCB purchased all of Gryphon's right, title and interest in certain leases, wells, equipment, contracts, data and other designated property. The assets sold to LCB constituted approximately 82% of the Company's consolidated assets as of September 30, 2011 and contributed approximately 95% and 77%, respectively, of the Company's consolidated gross revenues and total expenses for the nine months then ended.

Under the terms of the Purchase and Sale Agreement, LCB paid Gryphon $2,050,000 in cash, subject to certain adjustments as set forth in the Purchase and Sale Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following is filed are filed or furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number                 Description of Exhibit
--------------                 ----------------------

     2.1 Purchase and Sale Agreement, dated October 18, 2011 by and between Gryphon Production Company, LLC and LCB Resources (incorporated herein by reference to Exhibit 2.1 to Chancellor Group, Inc.'s Current Report on Form 8-K/A filed on November 18, 2011).

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
                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CHANCELLOR GROUP, INC.


Date: December 16, 2011                  By: /s/ Maxwell Grant
                                             ----------------------------------
                                             Maxwell Grant
                                             Chief Executive Officer


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